Exhibit 10.6

August 3, 2020

Health Sciences Acquisitions Corporation 2
40 10th Avenue, Floor 7
New York, NY 10011

Ladies and Gentlemen:

Health Sciences Acquisitions Corporation 2 (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

HSAC 2 Holdings, LLC (the “Sponsor”) hereby commits that it will purchase (i) an aggregate of 1,500,000 whole warrants of the Company (“Private Warrants”), each Private Warrant entitling the holder thereof to purchase one Ordinary Share of the Company, par value $0.0001 per share (the “Ordinary Shares”), at $1.00 per Private Warrant, for an aggregate purchase price of $1,500,000 (the “Private Warrant Purchase Price”) and (ii) an aggregate of 450,000 Ordinary Shares (“Private Shares”), at $10.00 per Ordinary Share, for an aggregate purchase price of $4,500,000 (the “Private Share Purchase Price”).

At least twenty-four (24) hours prior to the beginning of the road show relating to the IPO, the Sponsor will cause the Private Share Purchase Price and the Private Warrant Purchase Price to be delivered to Loeb & Loeb LLP (“Loeb”), as escrow agent and counsel for the Company.

The consummation of the purchase and issuance of the Private Shares and Private Warrants shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, Continental Stock Transfer & Trust Company (“Trustee”) shall deposit the Private Share Purchase Price and Private Warrant Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public shareholders as described in the Registration Statement. If the Company does not complete the IPO within ten (10) days from the date of this letter, the Private Share Purchase Price and Private Warrant Purchase Price (without interest or deduction) will be returned to the Sponsor.

Each of the Company and the Sponsor acknowledges and agrees that Loeb is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Shares and Private Warrants and Loeb’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Private Share Purchase Price and Private Warrant Purchase Price as described above. Loeb shall not be liable to the Company, Chardan or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless Loeb has acted in a manner constituting gross negligence or willful misconduct. The Company and the undersigned shall indemnify Loeb against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. Loeb hereby agrees that it shall not have any right, title, interest or claim of any kind in or to any monies that may be set aside in the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

Additionally, the Sponsor agrees:

●	to vote the Private Shares in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Ordinary Shares sold in the IPO if the Company does not complete an initial Business Combination within 24 months from the closing of the IPO, unless the Company provides the holders of Ordinary Shares sold in the IPO with the opportunity to redeem their Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on Trust Fund and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding Ordinary Shares sold in the IPO;

●	not to convert any Private Shares into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Memorandum and Articles of Association, and not to tender the Private Shares in connection with a tender offer conducted prior to the closing of a Business Combination;

●	the Sponsor will not participate in any liquidation distribution with respect to the Private Shares or Private Warrants (but will participate in liquidation distributions with respect to any Ordinary Shares purchased by the Sponsor in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Private Shares and Private Warrants and underlying securities will not be transferable until after the consummation of a Business Combination except (i) to the Company’s pre-IPO shareholders, or to the Company’s officers, directors, advisors and employees, (ii) to the Sponsor’s affiliates or its members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by private sales at prices no greater than the price at which the Private Warrants were originally purchased or (vii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vii) where the transferee agrees to the terms of the transfer restrictions; and

●	the Private Shares and Private Warrants will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The Sponsor acknowledges and agrees that the purchaser of the Private Shares and Private Warrants will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the Sponsor, including but not limited to an insider letter.

The Sponsor hereby represents and warrants that:

(a)	it has been advised that the Private Shares and Private Warrants have not been registered under the Securities Act;

(b)	it will be acquiring the Private Shares and Private Warrants for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Shares or Private Warrants in violation of the securities laws of the United States;

(d)	it is an ‘“accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between the Sponsor and the Company with respect to the purchase of the Private Shares and Private Warrants, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

HSAC 2 HOLDINGS, LLC

By:	/s/ Alice Lee
Name:	Alice Lee
Title:	Director

Accepted and Agreed:

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

By:	/s/ Roderick Wong
Name: Roderick Wong
Title: Chairman & Chief Executive Officer